                  EXHIBIT 23 - INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statements No. 33-29402 and No. 33-70724 of Morgan's Foods, Inc. on Form S-8 of our report dated May 19, 1995, appearing in this Annual Report on Form 10-K of Morgan's Foods, Inc. for the year ended February 26, 1995.


/s/  Deloitte & Touche LLP


Deloitte & Touche LLP
Cleveland, Ohio

May 19, 1995